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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported): . . . . . . . . March 18, 1997



                                STAFFMARK, INC.
             (Exact name of registrant as specified in its charter)



            Delaware                      0-20971                71-0788538
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
         incorporation)                                      Identification No.)




         302 East Millsap Road
         Fayetteville, Arkansas                                     72703
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code: . . . . . . (501) 973-6000
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Item 2.       Acquisition or Disposition of Assets

       On March 18, 1997, StaffMark, Inc. (the "Company") completed the purchase of substantially all of the assets of Flexible Personnel, Inc. ("Flexible"), H.R. America, Inc. ("HR America"), and Great Lakes Search Associates, Inc. ("Great Lakes"), each an Indiana corporation (collectively, the "Acquired Businesses"). Flexible and Great Lakes were acquired through the Company's wholly-owned subsidiary, StaffMark Acquisition Corporation Two, a Delaware corporation. HR America was acquired through the Company's wholly-owned subsidiary, StaffMark Acquisition Corporation Three, a Delaware corporation. Flexible provides temporary and direct placements in the light industrial, clerical, professional, and technical industries. Great Lakes provides contingency and retainer search services. HR America is a Professional Employer Organization. The Acquired Businesses are headquartered in Fort
Wayne, Indiana.

       The assets purchased primarily consist of cash, accounts receivable, general corporate assets, trade marks, trade names, customer contracts and related information, and employee agreements. In addition, the Company assumed certain liabilities of the Acquired Businesses related to the assets. The total consideration paid for the assets was $10 million, including $7.5 million in cash and 183,824 shares of common stock of the Company, plus an additional amount based upon 1997 earnings of the Acquired Businesses. The purchase price for the Acquired Businesses was determined as a result of direct negotiations with the Acquired Businesses, and the funds used in the acquisition were proceeds from the Company's initial public offering of common stock.


Item 7.       Financial Statements and Exhibits

       (a) It is impracticable to provide the required financial statements for the businesses acquired by the registrant. The registrant will file the required financial statements for such acquired business within 60 days of the date this Form 8-K is due.

       (b) It is impracticable to provide the required pro forma financial information for the businesses acquired by the registrant. The registrant will file the required pro forma financial information for such acquired business within 60 days of the date this Form 8-K is due.

       (c)    Exhibits.  The following exhibits are filed with this Form 8-K:

              2.1 Asset Purchase Agreement, dated March 17, 1997, among StaffMark, Inc., StaffMark Acquisition Corporation Two, StaffMark Acquisition Corporation Three, and Flexible Personnel, Inc, Great Lakes Search Associates, Inc., H.R. America, Inc., Douglas H. Curtis, Jean A. Curtis and Robert P. Curtis/1/

              99.1   Press Release dated March 18, 1997.

       /1/ The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.
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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       STAFFMARK, INC.
                                       (Registrant)

Date: April 1, 1997                    By: /s/ Terry C. Bellora
------------------                        ----------------------------------
                                              Terry C. Bellora
                                              Chief Financial Officer





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                                 EXHIBIT INDEX


       2.1 Asset Purchase Agreement, dated March 17, 1997, among StaffMark, Inc., StaffMark Acquisition Corporation Two, StaffMark Acquisition Corporation Three, and Flexible Personnel, Inc, Great Lakes Search Associates, Inc., H.R. America, Inc., Douglas H. Curtis, Jean A. Curtis and Robert P. Curtis/1/

       99.1   Press Release dated March 18, 1997.

       /1/ The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.





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